DYCOM INDUSTRIES, INC. INVESTOR PRESENTATION September 2016 Exhibit 99.1

2 Looking Statements and Non-GAAP Information This presentation contains “forward-looking statements”. Other than statements of historical facts, all statements contained in this presentation, including statements regarding the Company’s future financial position, future revenue, prospects, plans and objectives of management, are forward-looking statements. Words such as “outlook,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “should,” “could,” “project,” and similar expressions, as well as statements in future tense, identify forward-looking statements. You should not consider forward-looking statements as a guarantee of future performance or results. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief at that time with respect to future events. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors, assumptions, uncertainties, and risks that could cause such differences are discussed in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on August 31, 2016 and other filings with the SEC. The forward-looking statements in this presentation are expressly qualified in their entirety by this cautionary statement. The Company undertakes no obligation to update these forward-looking statements to reflect new information, or events or circumstances arising after such date. This presentation includes certain “Non-GAAP” financial measures as defined by Regulation G of the SEC. As required by the SEC, we have provided a reconciliation of those measures to the most directly comparable GAAP measures on the Regulation G slides included as slides 31 through 37 of this presentation. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, our reported GAAP results.

3 Leading supplier of specialty contracting services to telecommunication providers Nationwide footprint  Operates in all 50 states, Washington, D.C. and in Canada  Over 40 operating subsidiaries  Over 12,750 employees Strong revenue base and customer relationships  Contract revenues of $789.2 million in Q4-16 compared to $578.5 million in Q4-15, organic growth of 20.0% *  Non-GAAP Adjusted EBITDA at 16.0% of revenue in Q4-16 compared to 15.3% in Q4-15  Non-GAAP Adjusted Diluted EPS increased to $1.64 in Q4-16 compared to $0.97 diluted earnings per share in Q4- 15 ** Solid financial profile  Liquidity exceeds $426 million at July 30, 2016, consisting of availability under our Credit Facility and cash on hand Dycom Overview See “Regulation G Disclosure” slides 31-37 for a reconciliation of GAAP to Non-GAAP financial measures. * Organic growth excludes contract revenues of acquired businesses not included for the entire period of Q4-16 and Q4-15 and adjusts for the additional week of operations as a result of our fiscal calendar. ** Fiscal 15 diluted earnings per share is on a GAAP basis, as there were no Non-GAAP adjustments to Fiscal 15

4 Telecommunications networks fundamental to economic progress Fiber is the foundation globally for wireline and wireless networks Consumer demand for bandwidth driving fiber deployments by telecom providers With less than 15% total broadband connections provisioned by fiber in U.S., significant opportunities for sustained growth Telecommunication Industry Overview Source: Organisation for Economic Co-operation and Development (OECD), Broadband Portal (Dec. 2015)

5 Telecommunication Industry Overview “Consistent with our plan for the year, Capex spending this quarter increased year-over-year as we continue to expand both our Broadband fibre footprint as well as our Internet and Wireless network capacity to support customer and usage growth.” Glen LeBlanc, Bell Canada, EVP, CFO - August 2016 “But there is no doubt, where we have IPTV and where we have fibre is where we see the best market share growth for us” George Cope, Bell Canada, President and CEO – August 2016 “[…]the reason why it's so important in my view to make these investments is because I'm not concerned with concluding the dividend growth model in 2019. I'm concerned with elongating the dividend growth model post 2019. And our ability to do that is contingent upon the investments that we make today in what is effectively successful broadband technologies on the wireless and the wireline front.” Darren Entwistle, TELUS Corporation, President & CEO – August 2016 “You have seen us up a little bit of our capital guidance here, not only to include wireless but also to lean in a little bit as we're never going to let our network advantage fall off and prepare to invest as we move forward, not only for this year but in the years ahead. Clearly, we see broadband and leveraging fiber deeper. So the return on investment is very, very attractive.” Vito Culmone, Shaw Communications Inc., CFO – July 2016 “So on that one, I think we and our competitors have been consistent that we are battling house by house in areas where we are investing and they are investing.” “Why anybody would go with less than 100 meg speed is a puzzle to me.” Guy Laurence, Rogers Communications Inc., President & CEO - July 2016

6 Massive investment cycle in early stages - total U.S. homes passed with fiber less than 15% Telecommunication Industry Overview (a) Potential of 124.6 million U.S. households (Statista-2015) with estimate that each home will be passed by two separate telecom providers. Source: Fiber to the Home Council (FTTH Council) (Nov. 2015). 188 million 75% of homes commercially viable for fiber passing 250 million passings (a)  Eventual fiber passings estimated to be approximately 188 million  26 million fiber passings completed through 2015 - over a decade in process “And as we would expect, capital expenditures have trended up as we kind of finish out our Fioptics investments. [.…]. If we talk about the capital build and where we are at there, today we've covered about 50% of our footprint. We anticipate going somewhere from 70-ish%, 75% by the time it's all done.” Chris Elma, Cincinnati Bell Inc., VP Finance & Treasurer – December 2015

7 Strong Secular Trend “IP traffic in North America will reach 59.1 EB (exabytes) per month by 2020, growing at a CAGR of 19 percent.” Cisco VNI: Forecast and Methodology, 2015–2020 (June 2016) “In North America, 88% of fixed broadband connections will be faster than 10 Mbps in 2020, up from 64% today.” Cisco VNI Complete Forecast Highlights (2016) Sources: U.S. Telecom, The Broadband Association Cisco Visual Networking Index U.S. National Bureau of Economic Analysis Strong and stable growth in IP traffic even in times of GDP decline North America Internet Protocol Traffic vs. GDP Growth

8 Industry drivers Firm and strengthening end market drivers  Telephone companies deploying FTTx to enable video offerings and 1 gigabit connections  Cable operators continuing to deploy fiber to small and medium businesses with overall cable capital expenditures, new build opportunities, and capacity expansion projects increasing  Wireless carriers increasing 4G capacity and augmenting 4G with new 5G technologies  Connect America Fund (“CAF”) II projects in planning, engineering, and construction, with activity accelerating. We are executing meaningful assignments from one recipient for fixed wireless deployments  Customers are consolidating supply chains creating opportunities for market share growth and increasing the long-term value of our maintenance business Encouraged that industry participants are committed to multi-year capital spending initiatives which in most cases are meaningfully accelerating and expanding in scope

Key Driver: FTTx Deployments

DYCOM

AT&T


AT&T Homes Passed
US Homes Passed (In Millions)
14
12
10
8
6
4
2
0
1.0
2.2
2.6
12.5
Q4-15
Q2-16
Q4-16 Estimate
2019 FCC Commitment

Sources: AT&T Press Releases and transcripts.

CenturyLink


CenturyLink Addressable Broadband Units ≥ 100 Mbps
Addressable Broadband Units >100 Mpbs (In Millions)
12
10
8
6
4
2
0
Q2-16
2017 Estimate
2018 Estimate
2019 Estimate

Sources: CenturyLink Press Releases , Presentations and transcripts.

- **Telephone companies are deploying fiber to the home and fiber to the node technologies to enable video offerings and 1 gigabit connections**
- **Data transmission speeds dramatically increasing**
- **Key customer recently committed to passing millions of new locations with fiber**

"The next phase of driving fiber into our network is our GigaPower deployment. Over the next few years we expect to reach at least 12.5 million customer locations with our gigabit broadband service. We now have more than 2.2 million fiber-to-the-home customer locations, and we expect to reach 2.6 million or more by the end of the year."

John Stephens, AT&T Inc., Senior EVP, CFO - July 2016

"in terms of 40 meg or higher, we're saying that basically by the end of 2018, and this is really top 25 markets, that number could be up in the 80%, 85% range. [...] We also said that by the end of 2019 we felt like across all markets we'd probably have 11 million addressable homes 100 meg or higher and about 3 million homes across our addressable enabled units across that location at a gig or higher." ***Tony Davis, CenturyLink, VP of IR - August 2016***

9

10 Key Driver: Fiber to Businesses 1 Trailing Twelve Month Period ended June 30, 2016 2 Calculated as the combination of the estimated addressable market given by Charter ($20Bn) and Time Warner Cable ($10Bn) in their respective earnings transcripts prior to their May 2016 merger. “[...] business services which continues to deliver excellent results. Revenue increased 17% to $1.4 billion with the small business segment accounting for about 75% of our revenue and 60% of our growth. Revenue for the midsize business segment continues to grow at an attractive rate and its contribution as a percentage of total business revenue is increasing. Overall business services has strong positive momentum and continues to represent a large and attractive growth opportunity for the Company.” Mike Cavanagh, Senior EVP & CFO, Comcast – July 2016 Revenue earned by Comcast and Charter from Business Services totaled $10.3 Billion1 of an Addressable Market of $70 billion 2 Sources: Comcast and Charter Press Releases and transcripts

Key Driver: Wireless Network Upgrades

DYCOM

Growth in Number of Cell Sites[1]



500,000
450,000
400,000
350,000
300,000
250,000
200,000
150,000
100,000
50,000
0
US Cell Cities
Forecasted CAGR* 6.1% through 2025
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2020 Estimates
2025 Estimates

** Compound Annual Growth Rate (CAGR)*

- Wireless carriers are increasing 4G capacity and augmenting 4G with new 5G technologies creating growth opportunities in the near to intermediate term
- Carriers enhancing coverage and capacity by increasing the number of small cells

"[....] going back and taking a parochial view of a fiber build, the enterprise, you might look at just the enterprise need or you might just look at a wholesale need or just a wireless need. And our desire to build a lot more small cells, which is the right capacity solution for us to relieve our macrolevel cell site, that is of great value. But while you are doing that, while you are building that fiber, it's only intuitive that you throw a lot of extra strands in the ground, you put your manholes and/or your handholes in very different spots to maximize the accessibility. As we go down and up different streets, we will be building a lot of fiber in advance of all of the use cases that we see. [....] The other end is again enterprise, wholesale, consumer, small business, medium business, smart cities, muni partnerships, all of these different things; let alone we need from the Wireless point of view. It really puts us in a great spot."

David Small, Verizon Communications Inc. – EVP – August 2016

[1] *Source: Industry publications*

11

12 Key Driver: Connect America Fund “Our CAF-II build remains underway and we are on track to bring higher-speed capabilities to an additional 750,000 households over the coming years. Although the minimum speed in CAF-II markets will be 10 megabits, many of these households will be served with higher speeds as we deploy the same leading-edge technology that is allowing us to improve the speed in our existing footprint.” Dan McCarthy, Frontier Communications Corporation - President and CEO - August 2016 New projects from Connect America Fund deploying fiber deeper into networks  Connect America Fund (“CAF”) is a FCC initiative to bring broadband access to rural communities  CAF Phase II – FCC offers support of up to $1.676 billion annually to price cap carriers to expand broadband service to rural America  Multi-year subsidies; must provision broadband speeds of at least 10 Mbps downstream/1 Mbps upstream  Over $1.5 billion in funding was accepted in August 2015 by the price cap carriers (including AT&T, CenturyLink, Windstream, Frontier and others) with the remaining $175 million to be allocated through an auction process Sources: FCC.gov

13 Intensely Focused on Telecommunications Market  Outside Plant & Equipment Installation  Premise Equipment Installation  Wireless  Engineering  Underground Facility Locating Contract revenues of $2.673 billion for Fiscal 2016 Services Crucial to Customers’ Success Electric and Gas Utilities and Other Underground Facility Locating Telecommunications Dycom is well-positioned to benefit from future growth opportunities

14 Local Credibility, National Capability Dycom headquarters Primary locations Subsidiaries Dycom’s Nationwide Presence

15 Focused on High Value Profitable Growth  Anticipate emerging technology trends that drive capital spending  Deliberately target high quality, long-term industry leaders which generate the vast majority of the industry’s profitable opportunities  Selectively acquire businesses that complement our existing footprint and enhance our customer relationships  Leverage our scale and expertise to expand margins through best practices

16 Well Established Customers Top Customers Dycom has established relationships with:  Telephone companies  Wireless carriers  Cable television multiple system operators  Electric utilities and others Customer Revenue Breakdown Q4-16 Blue-chip, investment grade customers comprise a substantial portion of revenue

17 Durable Customer Relationships Revenues ($ in millions) Note: For comparison purposes, revenues from Charter Communications, Inc., Time Warner Cable Inc., and Bright House Networks, LLC have been combined for periods prior to their May 2016 merger.

18 Anchored by Long-Term Agreements  Dycom is party to hundreds of MSA’s and other arrangements with customers that extend for periods of one or more years  Generally multiple agreements maintained with each customer  Master Service Agreements (MSA’s)  Multi-year, multi-million dollar arrangements covering thousands of individual work orders  Generally exclusive requirement contracts  Agreements can at times be negotiated  Majority of contracts are based on units of delivery  Backlog at $6.031 billion as of Q4-16 compared to $3.680 billion at Q4-15 Revenue by Contract Type for Fiscal 2016 Backlog ($ in millions) Our backlog estimates represent amounts under master service agreements and other contractual agreements for services projected to be performed over the terms of the contracts and are based on contract terms, our historical experience with customers and, more generally, our experience in similar procurements. The significant majority of our backlog estimates comprise services under master service agreements and long-term contracts. Backlog is not a measure defined by United States generally accepted accounting principles; however, it is a common measurement used in our industry. Our methodology for determining backlog may not be comparable to the methodologies used by others. Master Service Agreements Long-term contracts Short-term contracts

19 10 Years of Robust Cash Flow Generation Sources and Uses of Cash ($ in millions) Notes: Amounts represent cumulative cash flow for fiscal 2007 – fiscal 2016; See “Regulation G Disclosure” slides as set forth in the Appendix for a summary of amounts. Amounts may not add due to rounding. 1 Other cash flow includes borrowings, other financing and investing activities and beginning cash on hand.  Strong operating cash flow of $1.097 billion since fiscal 2007  Prudent approach to capital allocation:  $392 million invested in share repurchases  $634 million invested in business acquisitions  $700 million in cap-ex, net of disposals, or approximately 40% of allocation 37% Business Acquisitions 40% Cap-ex, net 23% Share Repurchases Fiscal 2007 – Fiscal 2016 Robust cash flow generation and prudent capital allocation provide strong foundation for returns

20 Industry increasing network bandwidth dramatically  Major industry participants deploying significant wireline networks  Newly deployed networks provisioning 1 gigabit speeds; speeds beyond 1 gigabit envisioned  Industry developments have produced opportunities which in aggregate are without precedent Delivering valuable service to customers  Currently providing services for 1 gigabit full deployments across the country in dozens of metropolitan areas to a number of customers  Revenues and opportunities driven by this industry standard accelerated  Customers are revealing with more specificity multi-year initiatives that are being implemented and managed locally Calendar 2016 performance to date and outlook clearly demonstrate we are currently in the early stages of a massive investment cycle in wireline networks Dycom’s scale, market position and financial strength position it well as opportunities continue to expand Industry Themes

Financial Update

22  Strong operating results  Contract revenues of $789.2 million in Q4-16 compared to $578.5 million in Q4-15, organic growth of 20.0% *  Non-GAAP Adjusted EBITDA of $126.0 million, or 16.0% of revenues in Q4-16, compared to $88.5 million, or 15.3% in Q4-15  Non-GAAP Adjusted Diluted EPS increased to $1.64 in Q4-16 compared to $0.97 diluted earnings per share in Q4-15**  Solid financial profile  Strong balance sheet and cash flows; Sound credit metrics and no near term debt maturities  Robust operating cash flows of $182.5 million during Q4-16 and $261.5 million for fiscal 2016  Total cash paid for acquisitions of $108.4 million during Q4-16 and $157.2 million for fiscal 2016  Capital structure designed to produce strong returns  During fiscal 2016, repurchased 2,511,578 common shares for $170 million at an average price of $67.69 per share Financial Overview See “Regulation G Disclosure” slides 31-37 for a reconciliation of GAAP to Non-GAAP financial measures. * Organic growth excludes contract revenues of acquired businesses not included for the entire period of Q4-16 and Q4-15 and adjusts for the additional week of operations as a result of our fiscal calendar. ** Fiscal 15 diluted earnings per share is on a GAAP basis, as there were no Non-GAAP adjustments to Fiscal 15

23 Contract Revenue Trend Annual Organic Revenue Trend Quarterly Contract Revenues Quarterly Organic Revenue Trend Annual Growth in Contract Revenues Financial charts - $ in millions See “Regulation G Disclosure” slides 31-37 for a reconciliation of GAAP to Non-GAAP financial measures. Strong and sustained financial performance *

24 Earnings Non-GAAP Adjusted EBITDA Quarterly Non-GAAP Adjusted EBITDA Non-GAAP Adjusted Diluted EPS Financial charts - $ in millions, except earnings per share amounts See “Regulation G Disclosure” slides 31-37 for a reconciliation of GAAP to Non-GAAP financial measures. Quarterly Non-GAAP Adjusted Diluted EPS

25 Strong balance sheet and robust liquidity Liquidity and Cash Flow Financial tables - $ in millions  Liquidity exceeds $426 million at the end of Q4-16 consisting of availability from our Credit Facility and cash on hand  During Q4-16, reduced borrowings on credit agreement by $17.8 million to $346.3 million Cash Flow from Operating Activities  Operating cash flows support strong organic growth (a) During Q4-16, the Company adopted of FASB’s ASU 2015-03 which reclassified approximately $1.2 million in debt issuance costs in both Q3-16 and Q4-16 from other assets to a contra-liability associated with the Company’s Senior Convertible Notes. (b) Availability on Revolver presented net of $57.7 million and $57.6 million for outstanding L/C’s under the Senior Credit Agreement at Q3-16 and Q4-16, respectively.

26 Capital Allocated to Maximize Returns Strong balance sheet, solid cash flow and long-term confidence in industry outlook drives capital allocation strategy  Invest in organic growth  Organic revenue grew 20.0 % in Q4-16 and 22.7% in fiscal 2016, reflecting growth from several key customers  Pursue complementary acquisitions  Fiscal 2013 - 2016 acquisitions further strengthened Dycom’s customer base, geographic scope, and technical service offerings  During fiscal 2015 and 2016, acquired 9 businesses for $189.1 million further strengthening customer relationships and expanding geographic reach  Share repurchases  Repurchased approximately 23.0 million shares for approximately $579 million since fiscal 2006  $100 million authorization available for share repurchases through October 2017 See “Regulation G Disclosure” slides 31-37 for a reconciliation of GAAP to Non-GAAP financial measures. Dycom is committed to maximizing long term returns through prudent capital allocation

Questions and Answers

Selected Information from Q4-16 Dycom Results Conference Call Materials The following slides 29-31 were used on Aug 24, 2016 in connection with the Company’s conference call to discuss fiscal 2016 fourth quarter results and are included for your convenience. Reference is made to slide 2 titled “Forward-Looking Statements and Non-GAAP Information” with respect to these slides. The information and statements contained in slides 29-31 that are forward-looking are based on information that was available at the time the slides were initially prepared and/or management’s good faith belief at that time with respect to future events. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. For a full copy of the conference call materials, including the conference call transcript, see the Company’s Form 8-Ks filed with the Securities and Exchange Commission on Aug 24, 2016.

Q1-2017 Outlook – This slide was prepared and used on Aug 24, 2016 in connection with the Company's conference call to discuss fiscal 2016 fourth quarter results and is included for your convenience. Reference is made to slide 2 titled "Forward-Looking Statements and Non-GAAP Information" with respect to this slide. The information and statements contained in this slide that are forward-looking is based on information that was available at the time the slide was initially prepared and/or management's good faith belief at that time with respect to future events. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. For a full copy of the conference call materials, including the conference call transcript, see the Company's Form 8-Ks filed with the Securities and Exchange Commission on Aug 24, 2016.

DYCOM

	Q1-2016 Included for comparison	Q1-2017 Outlook and Commentary	
Contract Revenues	$ 659.3	**$780 - $810**	➢ Broad range of demand from several large customers ➢ Robust 1 gigabit deployments, cable capacity projects and CAF II accelerating, core market share growth ➢ Total revenue expected to include approximately $55.0 million in Q1-17 compared to $29.9 million in Q1-16 from businesses acquired in Q1-16 and Q4-16 ➢ For the fiscal year of 2017, recently acquired operations of Goodman Networks expected to produce revenues of approximately $100 million
Gross Margin %	23.1%	Gross Margin % which increases slightly from Q1-16	➢ Solid mix of customer growth opportunities
G&A Expense %	7.8%	G&A as a % of revenue in-line with Q1-16	➢ G&A as a % of revenue supports our increased scale
Share-based compensation	$ 4.5	$ 5.7	➢ Outlook for G&A expense % includes share-based compensation
Depreciation & Amortization	$ 27.4	$35.0 - $35.7	➢ Depreciation reflects cap-ex supporting growth and maintenance ➢ Includes amortization of approximately $6.2 million in Q1-17 compared to $4.8 million in Q1-16
Non-GAAP Adjusted Interest Expense	$ 7.4	Approximately $ 4.5	➢ Includes 0.75% cash coupon on Senior Convertible Notes, interest on Senior Credit Agreement, amortization of debt issuance costs and other interest. Q1-16 also included interest on 7.125% Notes previously outstanding. ➢ Non-GAAP Adjusted Interest Expense excludes non-cash amortization of debt discount of $4.3 million in Q1-17 compared to $1.8 million in Q1-16
Other Income, net	$ 1.5	$ 0.2 - $ 0.6	➢ Other income, net primarily includes gain (loss) on sales of fixed assets and discount charges related to non-recourse sales of accounts receivable in connection with a customer's supplier payment program
Loss on debt extinguishment	$16.3	$ -	➢ Q1-16 included pre-tax charge of $16.3 million for loss on debt extinguishment in connection with the redemption of the 7.125% senior subordinated notes
Non-GAAP Adjusted EBITDA %	16.0%	Non-GAAP Adjusted EBITDA % in-line or better than the Q1-16 result	***Adjusted EBITDA amount increases from revenue growth and strong operating performance***
Diluted Earnings per Share	$ 1.24	Non-GAAP Adjusted Diluted EPS **$ 1.55 - $ 1.70**	➢ Non-GAAP Adjusted Diluted EPS excludes non-cash amortization of debt discount on Senior Convertible Notes. See slide 35 for reconciliation of guidance for Non-GAAP Adjusted Diluted Earnings per Common Share ➢ Effective tax rate of approximately 37.5% during Q1-17
Diluted Shares	33.9 million	32.2 million	

See "Regulation G Disclosure" slides 31-37 for a reconciliation of GAAP to Non-GAAP financial measures.

29

Looking Ahead To Q2-17– This slide was prepared and used on Aug 24, 2016 in connection with the Company's conference call to discuss fiscal 2016 fourth quarter results and is included for your convenience. Reference is made to slide 2 titled "Forward-Looking Statements and Non-GAAP Information" with respect to this slide. The information and statements contained in this slide that are forward-looking is based on information that was available at the time the slide was initially prepared and/or management's good faith belief at that time with respect to future events. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. For a full copy of the conference call materials, including the conference call transcript, see the Company's Form 8-Ks filed with the Securities and Exchange Commission on Aug 24, 2016.

DYCOM

	Q2-2016 Included for comparison	Q2-2017 Outlook and Commentary	
Contract Revenues	$ 559.5	Total revenue growth % in high teens or slightly better as a % of revenue compared to Q2-16	➢ Expectation of normal winter weather patterns ➢ Broad range of demand from several large customers ➢ Robust 1 gigabit deployments, cable capacity projects and CAF II accelerating, core market share growth ➢ Total revenue expected to include approximately $20.0 million in Q2-17 from businesses acquired in Q4-16 compared to none in Q2-16
Gross Margin %	19.5%	Gross Margin % which increases from Q2-16	➢ Solid mix of customer growth opportunities ➢ Q2 margins display impacts of seasonality including: * inclement winter weather * fewer available workdays due to holidays * reduced daylight work hours * restart of calendar payroll taxes
G&A Expense %	8.4%	G&A as a % of revenue in-line with Q2-16	➢ G&A as a % of revenue supports our increased scale
Share-based compensation	$ 4.2	$ 5.2	➢ Outlook for G&A expense % includes share-based compensation
Depreciation & Amortization	$ 29.9	$35.5 - $36.2	➢ Depreciation reflects cap-ex supporting growth and maintenance ➢ Includes amortization of approximately $6.1 million in Q2-17 compared to $4.7 million in Q2-16
Non-GAAP Adjusted Interest Expense	$ 3.7	Approximately $ 4.3	➢ Non-GAAP Adjusted Interest Expense excludes non-cash amortization of debt discount of $4.4 million in Q2-17 compared to $4.1 million in Q2-16
Other Income, net	$ 1.1	$ 0.2 - $ 0.7	➢ Other income, net primarily includes gain (loss) on sales of fixed assets and discount charges related to non-recourse sales of accounts receivable in connection with a customer's supplier payment program
Non-GAAP Adjusted EBITDA %	11.9%	Non-GAAP Adjusted EBITDA % which increases from Q2-16	***Adjusted EBITDA increases from revenue growth and improved operating performance***

See "Regulation G Disclosure" slides 31-37 for a reconciliation of GAAP to Non-GAAP financial measures.

30

31 Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures Outlook – Diluted Earnings per Common Share Unaudited Use of Non-GAAP Financial Measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 37. (a) Guidance for Diluted earnings per common share and Non-GAAP Adjusted Diluted Earnings per Common Share for the three months ending October 29, 2016 were computed using approximately 32.2 million in diluted weighted average shares outstanding. (b) The Company expects to recognize approximately $4.3 million in pre-tax interest expense during the three months ending October 29, 2016 for non-cash amortization of the debt discount associated with its 0.75% Senior Convertible Notes. The Company excludes the effect of this non-cash amortization in its Non- GAAP financial measures. Outlook for the Three Months Ending October 29, 2016 (a) Diluted earnings per common share $1.47 - $ 1.62 Adjustment After-tax non-cash amortization of debt discount (c) $ 0.08 Non-GAAP Adjusted Diluted Earnings per Common Share $1.55 - $ 1.70 Appendix: Regulation G Disclosure This slide was prepared and used on Aug 24, 2016 in connection with the Company’s conference call to discuss fiscal 2016 fourth quarter results and is included for your convenience. Reference is made to slide 2 titled “Forward-Looking Statements and Non-GAAP Information” with respect to this slide. The information and statements contained in this slide that are forward-looking is based on information that was available at the time the slide was initially prepared and/or management’s good faith belief at that time with respect to future events. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. For a full copy of the conference call materials, including the conference call transcript, see the Company’s Form 8-Ks filed with the Securities and Exchange Commission on Aug 24, 2016.

Appendix: Regulation G Disclosure

DYCOM

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
Non-GAAP Organic Contract Revenue
Unaudited
($ in millions)

	Contract Revenues	NON-GAAP ADJUSTMENTS: *Revenues from businesses acquired*	NON-GAAP ADJUSTMENTS: *Additional week as a result of our 52/53 week fiscal year*	Non-GAAP Organic Contract Revenues	Revenue Growth (Decline) %: GAAP %	Revenue Growth (Decline) %: Non-GAAP - Organic %
Q4-16 Organic Growth:						
Q4-16	$ 789.2	$ (44.8)	$ (53.2)	$ 691.2	36.4%	20.0%
Q4-15	$ 578.5	$ (2.4)	$ -	$ 576.1		
Prior Quarters Prior Quarters Organic Growth (Decline):						
Q3-16	$ 664.6	$ (30.8)	$ -	$ 633.9	35.0%	28.7%
Q3-15	$ 492.4	$ -	$ -	$ 492.4		
Q2-16	$ 559.5	$ (32.9)	$ -	$ 526.6	26.8%	19.4%
Q2-15	$ 441.1	$ -	$ -	$ 441.1		
Q1-16	$ 659.3	$ (39.5)	$ -	$ 619.7	29.2%	21.9%
Q1-15	$ 510.4	$ (1.9)	$ -	$ 508.5		
Q4-15	$ 578.5	$ (11.8)	$ -	$ 566.7	20.0%	18.2%
Q4-14	$ 482.1	$ (2.8)	$ -	$ 479.3		
Q3-15	$ 492.4	$ (8.9)	$ -	$ 483.4	15.5%	13.4%
Q3-14	$ 426.3	$ -	$ -	$ 426.3		
Q2-15	$ 441.1	$ (9.5)	$ -	$ 431.5	12.9%	10.5%
Q2-14	$ 390.5	$ -	$ -	$ 390.5		
Q1-15	$ 510.4	$ (10.1)	$ -	$ 500.3	(0.5)%	(2.4)%
Q1-14	$ 512.7	$ -	$ -	$ 512.7		

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 37.

32

33 1 Non-GAAP adjustments in FY 2016 reflect adjustments in Q4-16 resulting from the Company’s 52/53 week fiscal year of $52.9 million. The Q4-16 Non-GAAP adjustments reflect the impact of the additional week in Q4-16 and are calculated by (i) contract revenues less acquired revenue, divided by (ii) 14 weeks. The result, representing one week of contract revenues, is subtracted from the GAAP-contract revenues to calculate 13 weeks of revenues for Q4-16 on a Non-GAAP basis for comparison purposes. Contract Revenues and Organic Growth - Reconciliation of GAAP to Non-GAAP Measures ($ in millions) The table below reconciles GAAP revenue growth to Non-GAAP organic revenue growth Use of Non-GAAP Financial Measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 37. Notes: Amounts may not add due to rounding. Appendix: Regulation G Disclosure Revenues from businesses acquired Revenues from storm restoration services Adjustment for extra week as a result of 52/53 week fiscal year 1 Total Adjustment GAAP NON-GAAP FY 2016 2,672.5$ (159.0)$ -$ (52.9)$ (211.9)$ 2,460.6$ 32.2% 22.7%,02 .3 (17.7 ( 7.7 ,004. FY 2015 2,022.3$ (17.7)$ -$ -$ (17.7)$ 2,004.6$ FY 2015 2,022.3$ (40.4)$ -$ -$ (40.4)$ 1,982.0$ 11.6% 9.6%1,811.6 (2.8 (2.8 ,808.8 FY 2014 1,811.6$ (2.8)$ -$ -$ (2.8)$ 1,808.8$ FY 2014 1,811.6$ (499.3)$ -$ -$ (499.3)$ 1,312.3$ 12.6% 4.7%,608. 337.9 354.6 ,254.0 FY 2013 1,608.6$ (337.9)$ (16.7)$ -$ (354.6)$ 1,254.0$ FY 2013 1,608.6$ (337.9)$ (16.7)$ -$ (354.6)$ 1,254.0$ 33.9% 4.9%,2 1.1 - (6.0 ,195.1 FY 2012 1,201.1$ -$ (6.0)$ -$ (6.0)$ 1,195.1$ FY 2012 1,201.1$ (54.5)$ (6.0)$ -$ (60.5)$ 1,140.6$ 16.0% 15.4%,035.9 33.8 47.8 988.1 FY 2011 1,035.9$ (33.8)$ (14.1)$ -$ (47.8)$ 988.1$ FY 2011 1,035.9$ (33.8)$ (14.1)$ -$ (47.8)$ 988.1$ 4.8% 2.0%988.6 - (20.1) 6 .5 FY 2010 988.6$ -$ -$ (20.1)$ (20.1)$ 968.5$ GAAP Contract Revenues NON-GAAP ADJUSTMENTS NON-GAAP Contract Revenues 1 Organic Growth %

Appendix: Regulation G Disclosure

DYCOM

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
Calculation of Cumulative Cash Flows Fiscal 2007 through Fiscal 2016
Unaudited
($ in millions)

	Net Cash Provided by Operating Activities	Capital Expenditures, Net of Proceeds from Asset Sales	Cash Paid for Acquisitions, net of cash acquired	Repurchases of Common Stock	Borrowings and Other Financing Activities [1]	Other Investing Activities [2]	Total Other Financing and Investing Activities
FY-16	$ 261.5	$ (175.5)	$ (157.2)	$ (170.0)	$ 254.1	$ (0.5)	$ 253.6
FY-15	141.9	(93.6)	(31.9)	(87.1)	75.9	(4.5)	71.4
FY-14	84.2	(73.7)	(17.1)	(10.0)	19.0	(0.3)	18.7
FY-13	106.7	(58.8)	(330.3)	(15.2)	263.5	0.1	263.6
FY-12	65.1	(52.8)	-	(13.0)	7.6	0.9	8.5
FY-11	43.9	(49.2)	(36.5)	(64.5)	47.5	0.2	47.7
FY-10	54.1	(46.6)	-	(4.5)	(4.4)	-	(4.4)
FY-09	126.6	(25.3)	-	(2.9)	(15.7)	(0.1)	(15.8)
FY-08	104.3	(62.3)	0.5	(25.2)	(13.8)	(0.3)	(14.1)
FY-07	108.5	(62.3)	(61.8)	-	7.7	(0.4)	7.3
Cumulative	$ 1,096.8	$ (700.2)	$ (634.3)	$ (392.4)	$ 641.4	$ (4.8)	$ 636.5

Cash at July 29, 2006	$ 27.3
Cash at July 30, 2016	33.8
Difference represents beginning cash used during the period	$ (6.5)
Total amount provided by Other Financing and Investing Activities and beginning cash on hand	$ 630.0

Notes: Amounts may not add due to rounding.

[1] *Other financing activities represents net cash provided by (used in) financing activities less repurchases of common stock.*

[2] *Other investing activities represents net cash provided by (used in) investing activities less capital expenditure, net of proceeds from asset sales and less cash paid for acquisitions, net of cash acquired.*

34

Appendix: Regulation G Disclosure

DYCOM

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
Non-GAAP Adjusted Net Income, Non-GAAP Adjusted Diluted EPS, and Non-GAAP Adjusted Interest Expense
Unaudited ($ in 000's, except per share amounts)

Reconciliation of Net Income to Non-GAAP Adjusted Net Income and Diluted EPS to Non-GAAP Adjusted Diluted EPS

	Fiscal 2011	Fiscal 2012	Fiscal 2013	Q4-14	Fiscal 2014	Q1-15	Q2-15	Q3-15	Q4-15	Fiscal 2015	Q1-16	Q2-16	Q3-16	Q4-16	Fiscal 2016
Net income	$ 16.1	$ 39.4	$ 35.2	$ 16.5	$ 40.0	$ 20.8	$ 9.4	$ 20.3	$ 33.8	$ 84.3	$ 30.8	$ 15.5	$ 33.1	$ 49.4	$ 128.7
Loss on debt extinguishment	8.3	-	-	-	-	-	-	-	-	-	16.3	-	-	-	16.3
Amortization of debt discount	-	-	-	-	-	-	-	-	-	-	1.8	4.1	4.2	4.6	14.7
Charges for settlement of wage and hour litigation	0.6	-	0.5	0.6	0.6	-	-	-	-	-	-	-	-	-	-
Acquisition related costs	0.2	-	6.8	-	-	-	-	-	-	-	-	-	-	0.7	0.7
Tax impact of adjustments	(3.3)	-	(3.0)	(0.2)	(0.2)	-	-	-	-	-	(6.8)	(1.6)	(1.6)	(2.0)	(12.0)
Total adjustments, net of tax	$ 5.8	$ -	$ 4.6	$ 0.4	$ 0.4	$ -	$ -	$ -	$ -	$ -	$ 11.2	$ 2.5	$ 2.6	$ 3.3	$ 19.6
Non-GAAP Adjusted Net income	**$ 21.9**	**$ 39.4**	**$ 39.8**	**$ 16.9**	**$ 40.3**	**$ 20.8**	**$ 9.4**	**$ 20.3**	**$ 33.8**	**$ 84.3**	**$ 42.0**	**$ 18.0**	**$ 35.7**	**$ 52.7**	**$ 148.4**
Diluted Earnings Per Share															
Net income	$ 0.45	$ 1.14	$ 1.04	$ 0.47	$ 1.15	$ 0.59	$ 0.27	$ 0.58	$ 0.97	$ 2.41	$ 0.91	$ 0.46	$ 1.00	$ 1.54	$ 3.89
Adjusting Items from above, after tax	0.16	-	0.14	0.01	0.01	-	-	-	-	-	0.33	0.08	0.08	0.10	0.59
Non-GAAP Adjusted Diluted Earnings Per Common Share	**$ 0.61**	**$ 1.14**	**$ 1.18**	**$ 0.48**	**$ 1.16**	**$ 0.59**	**$ 0.27**	**$ 0.58**	**$ 0.97**	**$ 2.41**	**$ 1.24**	**$ 0.54**	**$ 1.08**	**$ 1.64**	**$ 4.48**
Fully Diluted Shares (in thousands)	35,754	34,482	33,782	34,960	34,816	35,118	35,127	35,029	34,831	35,027	33,887	33,520	33,051	32,074	33,116

Reconciliation of Non-GAAP Adjusted Interest Expense

	Fiscal 2011	Fiscal 2012	Fiscal 2013	Q4-14	Fiscal 2014	Q1-15	Q2-15	Q3-15	Q4-15	Fiscal 2015	Q1-16	Q2-16	Q3-16	Q4-16	Fiscal 2016
Interest expense, net	$ 15.9	$ 16.7	$ 23.3	$ 6.6	$ 26.8	$ 6.7	$ 6.7	$ 6.6	$ 6.9	$ 27.0	$ 9.1	$ 7.9	$ 8.0	$ 9.7	$ 34.7
Adjusting Items from above	-	-	-	-	-	-	-	-	-	-	(1.8)	(4.1)	(4.2)	(4.6)	(14.7)
Non-GAAP Adjusted Interest Expense	**$ 15.9**	**$ 16.7**	**$ 23.3**	**$ 6.6**	**$ 26.8**	**$ 6.7**	**$ 6.7**	**$ 6.6**	**$ 6.9**	**$ 27.0**	**$ 7.4**	**$ 3.7**	**$ 3.8**	**$ 5.1**	**$ 20.0**

Notes: Amounts above may not add due to rounding.

Use of Non-GAAP Financial Measures: The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 37.

35

Appendix: Regulation G Disclosure

DYCOM

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
Non-GAAP Adjusted EBITDA and certain Credit Metrics
Unaudited ($ in 000's, except per share amounts)

Reconciliation of Net Income to Non-GAAP Adjusted EBITDA

	Fiscal 2011	Fiscal 2012	Fiscal 2013	Q4-14	Fiscal 2014	Q1-15	Q2-15	Q3-15	Q4-15	Fiscal 2015	Q1-16	Q2-16	Q3-16	Q4-16	Fiscal 2016
Net income	$ 16.1	$ 39.4	$ 35.2	$ 16.5	$ 40.0	$ 20.8	$ 9.4	$ 20.3	$ 33.8	$ 84.3	$ 30.8	$ 15.5	$ 33.1	$ 49.4	$ 128.7
Provision (benefit) for income taxes	12.4	25.2	23.0	10.7	26.3	13.5	6.1	12.0	19.6	51.3	18.6	10.0	19.4	29.6	77.6
Interest expense, net	15.9	16.7	23.3	6.6	26.8	6.7	6.7	6.6	6.9	27.0	9.1	7.9	8.0	9.7	34.7
Depreciation	55.7	56.2	64.8	18.9	74.5	18.8	19.1	19.8	21.5	79.3	22.7	25.2	27.0	30.6	105.5
Amortization	6.8	6.5	20.7	4.2	18.3	4.1	4.1	4.1	4.4	16.7	4.8	4.7	4.5	5.4	19.4
EBITDA	106.9	144.0	167.0	56.8	185.9	64.0	45.6	62.9	86.2	258.7	86.0	63.2	92.0	124.7	366.0
Gain on sale of fixed assets	(10.2)	(15.4)	(4.7)	(2.8)	(10.7)	(1.5)	(1.7)	(3.1)	(0.9)	(7.1)	(1.1)	(1.0)	(4.1)	(3.6)	(9.8)
Stock-based compensation expense	4.4	7.0	9.9	2.9	12.6	3.9	3.7	3.2	3.2	13.9	4.5	4.2	3.9	4.2	16.9
Loss on debt extinguishment	8.3	-	-	-	-	-	-	-	-	-	16.3	-	-	-	16.3
Acquisition related costs	0.2	-	6.8	-	-	-	-	-	-	-	-	-	-	0.7	0.7
Charges for settlement of wage and hour litigation	0.6	-	0.5	0.6	0.6	-	-	-	-	-	-	-	-	-	-
Non-GAAP Adjusted EBITDA	**$ 110.2**	**$ 135.5**	**$ 179.8**	**$ 57.5**	**$ 188.4**	**$ 66.4**	**$ 47.6**	**$ 63.0**	**$ 88.5**	**$ 265.5**	**$ 105.7**	**$ 66.4**	**$ 91.9**	**$ 126.0**	**$ 390.0**

Reconciliation of Non-GAAP Adjusted EBITDA (from above) as a % of Revenue

	Fiscal 2011	Fiscal 2012	Fiscal 2013	Q4-14	Fiscal 2014	Q1-15	Q2-15	Q3-15	Q4-15	Fiscal 2015	Q1-16	Q2-16	Q3-16	Q4-16	Fiscal 2016
Total contract revenues	$ 1,035.9	$ 1,201.1	$ 1,608.6	$ 482.1	$ 1,811.6	$ 510.4	$ 441.1	$ 492.4	$ 578.5	$ 2,022.3	$ 659.3	$ 559.5	$ 664.6	$ 789.2	$ 2,672.5
EBITDA as a percentage of contract revenues	10.3%	12.0%	10.4%	11.8%	10.3%	12.5%	10.3%	12.8%	14.9%	12.8%	13.1%	11.3%	13.8%	15.8%	13.7%
Non-GAAP Adjusted EBITDA as a % of contract revenues	**10.6%**	**11.3%**	**11.2%**	**11.9%**	**10.4%**	**13.0%**	**10.8%**	**12.8%**	**15.3%**	**13.1%**	**16.0%**	**11.9%**	**13.8%**	**16.0%**	**14.6%**

Reconciliation of Leverage Ratio, Net Leverage Ratio, and Fixed Interest Charge Ratios

	Fiscal 2011	Fiscal 2012	Fiscal 2013	Fiscal 2014	Fiscal 2015	Fiscal 2016
Current and long-term debt (including Note Premium)	$ 187.8	$ 187.6	$ 452.0	$ 457.8	$ 525.6	$ 719.3
Note Premium on 7.125% Senior Subordinated Notes	-	-	3.6	3.2	2.8	-
Debt discount & deferred financing charges (a)	4.7	4.3	6.3	5.6	4.9	111.9
Current and long-term debt (excludes Note Premium, debt discount, and deferred fees)	$ 192.6	$ 191.9	$ 454.7	$ 460.2	$ 527.7	$ 831.3
Less: Cash and equivalents	44.8	52.6	18.6	20.7	21.3	33.8
Net Debt (Cash)	$ 147.8	$ 139.3	$ 436.1	$ 439.5	$ 506.4	$ 797.5
Non-GAAP Adjusted EBITDA	$ 110.2	$ 135.5	$ 179.8	$ 188.4	$ 265.5	$ 390.0
Ratio of Debt to Non-GAAP Adjusted EBITDA	1.7x	1.4x	2.5x	2.4x	2.0x	2.1x
Ratio of Debt to EBITDA	1.8x	1.3x	2.7x	2.5x	2.0x	2.3x
Ratio of Net Debt (Cash) to Non-GAAP Adjusted EBITDA	1.3x	1.0x	2.4x	2.3x	1.9x	2.0x
Ratio of Net Debt (Cash) to EBITDA	1.4x	1.0x	2.6x	2.4x	2.0x	2.2x
Ratio of EBITDA to Interest expense, net	6.7x	8.6x	7.2x	6.9x	9.6x	10.5x
Ratio of Non-GAAP Adjusted EBITDA to Interest expense, net	6.9x	8.1x	7.7x	7.0x	9.8x	11.2x

Notes: Amounts above may not add due to rounding.
(a) Amounts presented for periods prior to the fourth quarter of fiscal 2016 reflect the retrospective adoption of Accounting Standards Update No. 2015-03, *Interest-Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs*, under which certain debt issuance costs are now presented as a contra-liability of the corresponding long-term debt rather than as other non-current assets.

Use of Non-GAAP Financial Measures: The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 37.

36

37 Explanation of Non-GAAP Measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures as follows: • Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods, adjusted for the additional week in the fourth quarter of fiscal 2016 as a result of the Company’s 52/53 week fiscal year. Non-GAAP Organic Revenue growth (decline) is calculated as the percentage change in Non-GAAP Organic Contract Revenues over those of the comparable prior year period. Management believes organic growth (decline) is a helpful measure for comparing the Company’s revenue performance with prior periods. • Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, loss on debt extinguishment, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates. • Non-GAAP Adjusted Net Income - GAAP net income before loss on debt extinguishment, non-cash amortization of the debt discount, certain non-recurring items and any tax impact related to these items, and "Non-GAAP Adjusted Diluted Earnings per Common Share" as Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding. Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share: • Non-cash amortization of the debt discount - The Company’s 0.75% senior convertible notes due 2021 (the "Notes") were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the notes represents a debt discount. The debt discount will be amortized over the term of the notes but will not result in periodic cash interest payments. During the three months ended October 24, 2015, January 23, 2016, April 23, 2016, and July 30, 2016 the Company recognized approximately $1.8 million, $4.1 million, $4.2 million and $4.6 million, respectively, in pre-tax interest expense for non-cash amortization of the debt discount associated with the Notes. The Company has excluded the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the Notes that will be paid in cash. The exclusion of the non-cash amortization from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results. • Loss on debt extinguishment - The Company incurred a pre-tax charge of approximately $16.3 million for early extinguishment of debt in connection with the redemption of its 7.125% senior subordinated notes during the first quarter of fiscal 2016. Management believes excluding the loss on debt extinguishment from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company's current financial performance. The Company believes this type of charge is not indicative of its core operating results. The exclusion of the loss on debt extinguishment from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing the current and historical financial results. • Acquisition transaction related costs – The Company incurred costs of approximately $0.7 million in connection with the acquisition of Goodman Networks during the fourth quarter of fiscal 2016. The exclusion of the acquisition transaction related costs from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results. • Tax impact of adjusted results - The tax impact of the adjusted results was calculated utilizing a Non-GAAP effective tax rate which approximates the Company’s effective tax rate used for financial planning. The tax impact included in the Company’s guidance for the quarter ending July 30, 2016 was calculated using an effective tax rate used for financial planning and forecasting future results. Appendix: Regulation G Disclosure

DYCOM INDUSTRIES, INC. INVESTOR PRESENTATION September 2016